
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Spectrum Technical L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                     206,394,071
<SECURITIES>                                         0
<RECEIVABLES>                                5,931,305<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             251,043,295<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               251,043,295<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            45,436,457<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            19,716,463
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             25,719,994
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         25,719,994
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                25,719,994
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $5,199,391 and interest receivable of $731,914.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $38,717,919.
<F3>Liabilities include redemptions payable of $1,615,504,
accrued brokerage fees of $1,406,937, accrued management fees of $776,241 and incentive fees payable of $746,222.
<F4>Total revenues include realized trading revenue of $13,007,107, net change in unrealized of $26,421,207 and interest income of $6,008,143.

